UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     ----------------------------------------------------------------------

 Date of Report (Date of earliest event reported): July 5, 2006 (June 30, 2006)

Commission file number: 0-22773

                            NETSOL TECHNOLOGIES, INC.
        (Exact name of small business issuer as specified in its charter)

         NEVADA                                                 95-4627685
(State or other Jurisdiction of                           (I.R.S. Employer NO.)
Incorporation or Organization)

              23901 Calabasas Road, Suite 2072, Calabasas, CA 91302
               (Address of principal executive offices) (Zip Code)

                         (818) 222-9195 / (818) 222-9197
           (Issuer's telephone/facsimile numbers, including area code)


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Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 30, 2006, NetSol Technologies, Inc., a Nevada Corporation (the "Company") completed the acquisition of the issued and outstanding shares of McCue Systems, Inc., a California corporation ("McCue").

On May 6, 2006, NetSol Technologies, Inc., a Nevada corporation (the "Company") entered into a Share Purchase Agreement whereby the Company agreed to acquire 100% of the issued and outstanding shares of McCue Systems, Inc., a California corporation ("McCue") (the "Share Purchase Agreement"). Prior to the execution of the Share Purchase Agreement, McCue and the Company entered into a consulting agreement whereby the Company agreed to provide certain services to McCue. Other than this agreement, prior to the execution of the Share Purchase Agreement, there was no relationship between the Company and any of the parties to the Share Purchase Agreement.

According to the terms of the Share Purchase Agreement, the Company shall acquire 100% of the issued and outstanding shares of McCue from McCue's current shareholders, whose identity is set forth in the Share Purchase Agreement (the "McCue Shareholders") at the Closing Date in exchange for a purchase price consisting of: (a) an amount equal to 50% of McCue's total revenue for the twelve months ending December 31, 2005, after an adjustment, if necessary, for any revenue occurring outside McCue's ordinary scope of operations, multiplied by 1.5 of which 50% shall be paid in shares of restricted common stock of NetSol at the 30 day volume weighted average price ("VWAP") for each of the 30 trading days prior to the execution of the Stock Purchase Agreement or at the VWAP for each of the 30 trading days prior to November 30, 2005 whichever is greater. VWAP shall be calculated by taking the closing price of NetSol's common stock as traded on the NASDAQ Small Cap Market under the symbol NTWK ("NetSol Shares") for each of the 30 trading days used in the VWAP calculation multiplied by the daily volume for each of the 30 trading days used in the VWAP calculation, the product of the preceding calculation is divided by 30 and then divided by the average of the daily volume for each of the 30 trading days used in the VWAP calculation and 50% payable in U.S. Dollars payable at Closing; (b) an amount equal to 25% of McCue's total revenue for the twelve months ending December 31, 2006 after an adjustment for Extraordinary Revenue multiplied by 1.5 of which 50% is payable in cash and 50% is payable in shares of restricted common stock of NetSol payable by June 30, 2007; and (c) an amount equal to 25% of McCue's total revenue for the twelve months ending December 31, 2007 after an adjustment for Extraordinary Revenue multiplied by 1.5 of which 50% is payable in cash and 50% is payable in shares of restricted common stock by June 30, 2008.

Under no circumstances shall the total number of shares of common stock issued to the McCue Shareholders exceed 19.9% of the issued and outstanding shares of common stock, less treasury shares, of the Company at May 5, 2006.

The acquisition closed on June 30, 2006 based on December 31, 2005 financial statements of McCue Systems, Inc. with the payment of approximately $2,064,240 in cash and 960,268 shares of Company common stock based on a $2.21 per share cost basis. The second payment of consideration will be made by June 30, 2007 after the completion of the twelve months ended December 31, 2006 and a final payment will be made by June 30, 2008, after the twelve months ended December 31, 2007.


Exhibits

Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

(a) Financial Statements of the Business Acquired.

Any required financial statements will be filed by no later than July 18, 2006.

(b) Pro Forma Financial Information.

Any required pro forma financial information will be filed by no later than July 18, 2006.

(c) Exhibits

2.1 Share Purchase Agreement dated as of May 6, 2006 by and between the Company, McCue and the shareholders of McCue Systems Inc.*

Previously Filed


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                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.


Date:    July 5, 2006                       /s/ Naeem Ghauri
                                            ---------------------------
                                            NAEEM GHAURI
                                            Chief Executive Officer


Date:    July 5, 2006                       /s/  Tina Gilger
                                            ---------------------------
                                            TINA GILGER
                                            Chief Financial Officer